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                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                ____________

                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


                           _____________________



                     Date of Report (Date of earliest
                      event reported) October 6, 1995


                         Intermet Corporation

    (Exact name of registrant as specified in its charter)


   Georgia             0-13787                58-1563873

 (State of        (Commission File Number)    (IRS Employer
incorporation)                           Identification No.)



       1450 West Long Lake Road
           Troy, Michigan                           48098

(Address of principal executive offices)          (Zip Code)


                        (810) 952-1503

                      (Registrant's telephone number,
                            including area code)


Suite 1600, 2859 Paces Ferry Road, Atlanta, Georgia 30339
(Former name or former address, if changed since last report)

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Items 1-4. Not Applicable.

Item 5.     Other Events.

            On October 6, 1995, the Board of Directors of Intermet Corporation, a Georgia corporation (the "Company"), declared a dividend of one right (a "Right") for each share of common stock, par value $0.10 per share ("Common Stock"), of the Company held of record at the close of business on October 17, 1995 (the "Record Time"), or issued thereafter and prior to the Separation Time (as hereinafter defined). The Rights will be issued pursuant to a Shareholder Protection Rights Agreement, dated as of October 6, 1995 (the "Rights Agreement"), between the Company and Trust Company Bank, as Rights Agent. The terms of the Rights are summarized herein.

            Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-hundredth of a share of Participating Preferred Stock, par value $1.00 per share (the "Participa-ting Preferred Stock"), for $40 (the "Exercise Price"), subject to adjustment. The Rights will be evidenced by the Common Stock certificates until the close of business on the earlier of the date (either, the "Separation Time") which is (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by reso-lution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person, as defined below, or (ii) the tenth business day (or such earlier or later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date (as defined below) that would otherwise have occurred) after the first date of public announcement by the Company that such Person has become an Acquiring Person (the "Flip-in Date"); provided that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made. An Acquiring Person is any Person who is the Beneficial Owner (as defined in the Rights Agreement) of 10% or more of the outstanding shares of Common Stock, provided, however, such term shall not include (i) the Company, any wholly-owned subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company, (ii) any person who is the Beneficial Owner of 10% or more of the outstanding Common Stock as of the date of the Rights Agreement or who shall become the

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Beneficial Owner of 10% or more of the outstanding Common Stock solely as a result of an acquisition of Common Stock by the Company, until such time as such Person acquires additional Common Stock, other than through a dividend or stock split, (iii) any Person who becomes an Acquiring Person without any plan or intent to seek or affect control of the Company if such Person, promptly divests sufficient securities such that such 10% or greater Bene-ficial Ownership ceases or (iv) any Person who Beneficially Owns shares of Common Stock consisting solely of (A) shares acquired pursuant to the grant or exercise of an option granted by the Company in connection with an agreement to merge with, or acquire, the Company prior to a Flip-in Date,
(B) shares owned by such Person and its Affiliates and Associates at the time of such grant and (C) shares, amounting to less than 1% of the outstanding Common Stock, acquired by Affiliates and Associates of such Person after the time of such grant. The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding on or prior to October 17, 1995 shall also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of Common Stock at the Separation Time.

            The Rights will not be exercisable until the Business Day (as defined in the Rights Agreement) following the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below),
(ii) the close of business on October 6, 2005, (iii) the date on which the Rights are terminated as described below and (iv) upon the merger of the Company into another corporation pursuant to an agreement entered into prior to a Flip-in Date (in any such case, the "Expiration Time").

            The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or

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assets in respect of, in lieu of or in exchange for Common Stock.

            In the event that prior to the Expiration Time a Flip-in Date occurs, each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Rights Agreement), on the date of the public announcement of an Acquiring Person's becoming such (the "Stock Acquisition Date") that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the "Exchange Ratio"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

            Whenever the Company shall become obligated under the preceding paragraph to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-hundredth of a share of Participating Preferred Stock for each share of Common Stock so issuable.

            In the event that prior to the Expiration Time the Company enters into, consummates or permits to occur a transaction or series of transactions after the time an Acquiring Person has become such in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a binding share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the Company enters into an agreement with respect to such consolidation, merger or share exchange, the Acquiring Person Controls the Board of Directors

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of the Company (as defined in the Rights Agreement) and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Common Stock or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate of the Acquiring Person or (ii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert, if, at the time of such sale or transfer of assets or at the time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person Controls the Board of Directors of the Company (a "Flip-over Transaction or Event"), the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over
Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates counted together as a single Person.

            The Board of Directors of the Company may, at its option, at any time prior to the close of business on the Flip-in Date, terminate the Rights without any payment to the holders thereof, as provided in the Rights Agreement.

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Immediately upon the action of the Board of Directors of the Company electing to terminate the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter be null and void.

            The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of the Company, including, without limitation, the right to vote or to receive dividends.

            The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibit thereto.

Item 6.      Not Applicable.

Item 7.      Exhibits.

Exhibit No.     Description

                       (4) Shareholder Protection Rights Agreement, which includes a Form of Rights Certificate and of Election to Exercise, included as Exhibit A to the Rights Agreement.

                       (99) Press release, dated October 6, 1995, issued by the Company.

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                                              SIGNATURE

                               Pursuant to the requirements of Section 12
of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                INTERMET CORPORATION



                                                By  /s/ John Doddridge
                                                   Name:  John Doddridge
                                                   Title: Chairman and
                                                      Chief Executive
                                                      Officer



Date:  October 11, 1995

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                               EXHIBIT INDEX



      Exhibit No.
       Under Reg.                                               Sequential Page
     S-K, Item 601                   Description                 Number

    (4) Shareholder Protection Rights Agreement, dated as of October 6, 1995 (the "Rights Agreement"), between Intermet Corporation and Trust Company Bank, as Rights Agent, including as Exhibit A the forms of Rights
                      Certificate and Election to Exercise.

     (99)             Press release, dated October 6, 1995,
                      issued by the Company.